Exhibit 10.6

Changing the way the world experiences light
THE SHARES ISSUABLE PURSUANT TO THIS AGREEMENT ARE SUBJECT TO THE PROVISIONS OF THE COMPANY’S AMENDED AND RESTATED EQUITY-BASED COMPENSATION PLAN AND THIS AGREEMENT IS ENTERED INTO PURSUANT THERETO.
LIGHTING SCIENCE GROUP CORPORATION
AMENDED AND RESTATED EQUITY-BASED COMPENSATION PLAN
EMPLOYEE INCENTIVE STOCK OPTION AGREEMENT
     This Agreement is made and entered into as of the Grant Date (as defined below) by and between Lighting Science Group Corporation, a Delaware corporation (the “Company”) and                                          (the “Optionee”):
     WHEREAS, the Company in order to induce you to enter into and continue in service to the Company and to contribute to the success of the Company, agrees to grant you an option to acquire a priority interest in the Company through the purchase of shares of stock of the Company;
     WHEREAS, the Company adopted the Lighting Science Group Corporation Amended and Restated Equity-Based Compensation Plan as it may be amended from time to time (the “Plan”) under which the Company is authorized to grant stock options to certain employees of the Company;
     WHEREAS, a copy of the Plan has been furnished to you and shall be deemed a part of this common stock option agreement (the “Agreement”) as if fully set forth herein; and
     WHEREAS, you desire to accept the option created pursuant to the Agreement.
     NOW, THEREFORE, in consideration of the mutual covenants set forth herein and for other valuable consideration hereinafter set forth, the parties agree as follows:
     1. The Grant. Subject to the conditions set forth below and the approval by the stockholders of the Company of a sufficient increase in the number of shares of the Company’s common stock, par value $0.001 per share (the “Stock”), available under the Plan, the Company hereby grants to you, effective as of                      ___, 20__ (“Grant Date”), as a matter of separate inducement and not in lieu of any salary or other compensation for your services for the Company, the right and option to purchase (the “Option”), in accordance with the terms and conditions set forth herein and in the Plan, an aggregate of                           (                    ) shares of Stock (the “Option Shares”), at the Exercise Price (as hereinafter defined). As used herein, the term “Exercise Price” shall mean a price equal to one dollar ($1.00) per share, subject to the adjustments and limitations set forth herein and in the Plan. The Exercise Price as of the Grant Date shall not be less than the Fair Market Value of the Stock (or less than one hundred ten percent (110%) of the Fair Market Value in the case of a ten percent (10%) or more stockholder as provided in Section 422 of the Code). To the extent allowed by law, the Option granted hereunder is intended to constitute an Option which is designed pursuant to Section 422 of the Code. You should consult with your tax advisor concerning the proper reporting of any federal, state or local tax liability that may arise as a result of the grant or exercise of the Option.
     2. Exercise.
          (a) For purposes of this Agreement, the Option Shares shall be deemed “Nonvested Shares” unless and until they have become “Vested Shares.” The Option shall in all events terminate at the close of business on the tenth (10th) anniversary of the date of this Agreement. Subject to other terms and conditions set forth herein, including, without limitation, the approval by the stockholders of the Company of a sufficient increase in the number of shares of the Stock available under the Plan, the Option may be exercised in cumulative installments as follows:

On or After Each of the Following	Cumulative Percentage of Shares as
Vesting Dates	to Which Option is Exercisable
First Anniversary of the Grant Date	25%
Second Anniversary of the Grant Date	50%
Third Anniversary of the Grant Date	75%
Fourth Anniversary of the Grant Date	100%
     Option Shares shall constitute Vested Shares once they are exercisable.
          (b) Subject to the relevant provisions and limitations contained herein and in the Plan, you may exercise the Option to purchase all or a portion of the applicable number of Vested Shares at any time prior to the termination of the Option pursuant to this Option Agreement. In no event shall you be entitled to exercise the Option for any Nonvested Shares or for a fraction of a Vested Share.
          (c) Notwithstanding any other provision of this Agreement, as of the business day immediately preceding a Change in Control or immediately upon the occurrence of a Capitalization Threshold Event, all Nonvested Shares shall become Vested Shares. For purposes of this Agreement, a “Capitalization Threshold Event” shall be deemed to have occurred on the first trading day immediately following any sixty (60) consecutive trading day period during which the Company’s market capitalization as reported by Pink OTC Markets, Inc. or any successor thereto equals or exceeds three hundred million dollars ($300,000,000) on each trading day in such sixty (60) consecutive trading day period. Notwithstanding the foregoing, in the event the Company’s market capitalization is not reported by Pink OTC Markets, Inc. or any successor thereto on any trading day during the relevant sixty (60) consecutive trading day period, the Company’s market capitalization for such trading day shall equal the product of the Stock’s per share Fair Market Value and the total number of issued and outstanding shares on such day.
          (d) Notwithstanding any other provision of this Agreement, upon your employment termination due to your Retirement as determined by the Board in their sole and absolute discretion, all Nonvested Shares shall become Vested Shares.
          (e) Any exercise by you of the Option shall be in writing addressed to the Secretary of the Company at its principal place of business. Exercise of the Option shall be made by delivery to the Company by you (or other person entitled to exercise the Option as provided hereunder) of (i) an executed “Notice of Exercise of Stock Option and Record of Stock Transfer,” in the form attached hereto as Exhibit A and incorporated herein by reference, and (ii) payment of the aggregate purchase price for shares purchased pursuant to the exercise.
          (f) Payment of the Exercise Price may be made, at your election, in cash, by certified or official bank check or by wire transfer of immediately available funds, or subject to the Company’s approval by delivery to the Company of a number of shares of Stock having a fair market value as of the date of exercise equal to the Exercise Price.
          (g) In the event that you shall cease to be employed by the Company or any Subsidiary or parent thereof for any reason other than as a result of a Cause termination, your death or your “disability” (within the meaning of section 22(e)(3) of the Code), or a termination of your employment by the Company without Cause, the Option may only be exercised within 90 days after the date on which you ceased to be so employed, and only to the same extent that you were entitled to exercise the Option on the date on which you ceased to be so employed and had not previously done so.
          (h) In the event that you shall cease to be employed by the Company or any Subsidiary or parent thereof due to a Cause termination, no portion of the Option shall continue to be exercisable as of your date of termination.
          (i) In the event that the Company terminates your employment without Cause, the portion of the Nonvested Shares that would have vested in the year your employment terminates without Cause will become Vested Shares on the date of your termination, and the Option, with respect to your unexercised Vested Shares, may only be exercised within the 90 days after the date on which you ceased to be so employed. The Option, with respect to all other Nonvested Shares, shall immediately be forfeited.
          (j) In the event that you shall cease to be employed by the Company or any Subsidiary or parent thereof by reason of “disability” (within the meaning of section 22(e)(3) of the Code), the Option may only be exercised within one year after the date you ceased to be so employed, and only to the same extent that you were entitled to exercise the Option on the date on which you ceased to be so employed by reason of such disability and had not previously done so.

          (k) In the event that you shall die while employed by the Company or any Subsidiary or parent thereof, the Option may be exercised at any time prior to its termination as provided in Section 2(a). In such event, the Option may be exercised during such period by the executor or administrator of your estate or by any person who shall have acquired the Option through bequest or inheritance, but only to the same extent that you were entitled to exercise the Option immediately prior to the time of your death and you had not previously done so.
          (l) If you are on leave of absence for any reason, the Company may, in its sole discretion, determine that you will be considered to still be in the employ of or providing services for the Company, provided that rights to the Option Shares will be limited to the extent to which those rights were earned or vested when the leave or absence began (except to the extent vesting credit is required by applicable law). Notwithstanding the foregoing, you shall only be treated as continuing in the employ of the Company while you are on a leave of absence if the period of your leave does not exceed three months, or if longer, so long as your rights to reemployment with the Company are provided by either statute or contract. If your period of leave exceeds three months and your right to reemployment is not provided either by statute or contract, your employment with the Company will be deemed to terminate on the first day immediately following such three-month period (and your right to exercise the Option following your termination of employment will be governed by Section 2(g), (h), (i) and (j) as applicable).
          (m) The terms and provisions of the employment agreement, if any, between you and the Company or any Subsidiary (the “Employment Agreement”) that relate to or affect the Option are incorporated herein by reference. Notwithstanding the foregoing provisions of this Section 2, in the event of any conflict or inconsistency between the terms and conditions of this Section 2 and the terms and conditions of the Employment Agreement, the terms and conditions of the Employment Agreement shall be controlling.
     3. Transferability. The Option, and any rights or interests therein will be transferable by you only by will or the laws of descent and distribution.
     4. Registration. From time to time, the Board and appropriate officers of the Company shall and are authorized to take whatever actions are necessary to file required documents with governmental authorities, stock exchanges, and other appropriate persons to make shares of Stock available for issuance pursuant to the exercise of Options and subsequent lapse of restrictions.
     5. Withholding Taxes. The Committee may, in its discretion, require you to pay to the Company at the time of the exercise of an Option or thereafter, the amount that the Committee deems necessary to satisfy the Company’s current or future obligation to withhold federal, state or local income or other taxes that you incur by exercising an Option. In connection with such an event requiring tax withholding, you may, subject to the provisions of this Section 5, (a) direct the Company to withhold from the shares of Stock to be issued to you the number of shares necessary to satisfy the Company’s obligation to withhold taxes, that determination to be based on the shares’ fair market value as of the date of exercise; (b) deliver to the Company sufficient shares of Stock (based upon the fair market value as of the date of such delivery) to satisfy the Company’s tax withholding obligation, which tax withholding obligation is based on the shares’ fair market value as of the date of exercise; or (c) deliver sufficient cash to the Company to satisfy its tax withholding obligations. If you elect to use a Stock withholding feature you must make the election at the time and in the manner that the Committee prescribes. The Committee may, at its sole option, deny your request to satisfy withholding obligations through Stock instead of cash. In the event the Committee subsequently determines that the aggregate fair market value (as determined above) of any shares of Stock withheld or delivered as payment of any tax withholding obligation is insufficient to discharge that tax withholding obligation, then you shall pay to the Company, immediately upon the Committee’s request, the amount of that deficiency in the form of payment requested by the Committee.
     6. Adjustments. The terms of the Option shall be subject to adjustment from time to time, in accordance with the following provisions:
          (a) If at any time, or from time to time, the Company shall subdivide as a whole (by reclassification, by a Stock split, by the issuance of a distribution on Stock payable in Stock or otherwise) the number of shares of Stock then outstanding into a greater number of shares of Stock, then (i) the number of shares of Stock (or other kind of securities) that may be acquired under the Option shall be increased proportionately and (ii) the price (including exercise price) for each share of Stock (or other kind of shares or securities) subject to then outstanding Options shall be reduced proportionately, without changing the aggregate purchase price or value as to which outstanding Options remain exercisable or subject to restrictions.
          (b) If at any time, or from time to time, the Company shall consolidate as a whole (by reclassification, reverse Stock split or otherwise) the number of shares of Stock then outstanding into a lesser number of shares of Stock, (i) the number of shares of Stock (or other kind of shares or securities) that may be acquired under the Option shall be decreased proportionately and (ii) the price (including exercise price) for each share of Stock (or other kind of shares or securities) subject to then outstanding Options shall be increased proportionately, without changing the aggregate purchase price or value as to which outstanding Options remain exercisable or subject to restrictions.
          (c) Whenever the number of shares of Stock subject to the Option and the price for each share of Stock subject to the Option are required to be adjusted as provided in this Section 6, the Committee shall promptly prepare a notice setting forth, in reasonable detail, the event requiring adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the change in price and the number of shares of Stock, other securities, cash, or property purchasable and held by you pursuant to the exercise of the Option or subject to the Option after giving effect to the adjustments. The Committee shall promptly give you such a notice.
          (d) Adjustments under this Section 6 shall be made by the Committee, and its determination as to what adjustments shall be made and the extent thereof shall be final, binding, and conclusive. No fractional interest shall be issued under the Plan on account of any such adjustments.

     7. Furnish Information. You agree to furnish to the Company all information requested by the Company to enable it to comply with any reporting or other requirement imposed upon the Company by or under any applicable statute or regulation.
     8. Remedies. The Company shall be entitled to recover from you reasonable attorneys’ fees incurred in connection with the enforcement of the terms and provisions of this Agreement whether by an action to enforce specific performance or for damages for its breach or otherwise.
     9. No Liability for Good Faith Determinations. The Company and the members of the Committee and the Board shall not be liable for any act, omission or determination taken or made in good faith with respect to this Agreement or the Option granted hereunder.
     10. Execution of Receipts and Releases. Any payment of cash or any issuance or transfer of shares of Stock or other property to you, or to your legal representative, heir, legatee or distributee, in accordance with the provisions hereof, shall, to the extent thereof, be in full satisfaction of all claims of such persons hereunder. The Company may require you or your legal representative, heir, legatee or distributee, as a condition precedent to such payment or issuance, to execute a release and receipt therefore in such form as it shall determine.
     11. No Guarantee of Interests. The Board and the Company do not guarantee the Stock of the Company from loss or depreciation.
     12. Company Records. Records of the Company regarding your service and other matters shall be conclusive for all purposes hereunder, unless determined by the Company to be incorrect.
     13. Notice. All notices required or permitted under this Agreement must be in writing and personally delivered or sent by mail and shall be deemed to be delivered on the date on which it is actually received by the person to whom it is properly addressed or if earlier the date it is deposited, postage paid in the United States mail. A notice shall be effective when actually received by the appropriate Company representative, in writing and in conformance with this Agreement and the Plan.
     14. Waiver of Notice. Any person entitled to notice hereunder may, by written form, waive such notice.
     15. Information Confidential. As partial consideration for the granting of this Option, you agree that you will keep confidential all information and knowledge that you have relating to the manner and amount of your participation in the Plan; provided, however, that such information may be disclosed as required by law and may be given in confidence to your spouse, tax and financial advisors, or a financial institution to the extent that such information is necessary to obtain a loan.
     16. Successors. This Agreement shall be binding upon you, your legal representatives, heirs, legatees and distributees, and upon the Company, its successors and assigns.

     17. Headings. The titles and headings of paragraphs are included for convenience of reference only and are not to be considered in construction of the provisions hereof.
     18. Governing Law. All questions arising with respect to the provisions of this Agreement shall be determined by application of the laws of the State of Delaware except to the extent Delaware law is preempted by federal law and without application of Delaware’s choice of law provisions.
     19. Word Usage. Words used in the masculine shall apply to the feminine where applicable, and wherever the context of this Agreement dictates, the plural shall be read as the singular and the singular as the plural.
     20. No Assignment. You may not assign this Agreement or any of your rights under this Agreement without the Company’s prior written consent, and any purported or attempted assignment without such prior written consent shall be void.
     21. Specific Performance. The parties acknowledge that remedies at law will be inadequate remedies for breach of this Agreement and consequently agree that this Agreement shall be enforceable by specific performance. The remedy of specific performance shall be cumulative of all of the rights and remedies at law or in equity of the parties under this Agreement.
     22. Relationship to the Plan. This Agreement is subject to all the terms, conditions, limitations and restrictions contained in the Plan. In the event of any conflict or inconsistency between the terms hereof and the terms of the Plan, the terms of the Plan shall be controlling.
     23. Option Amendment. The Option may be amended by the Board of the Company or by the Committee at any time (a) if the Board or the Committee determines, in its sole discretion, that amendment is necessary or advisable in light of any addition to or change in any federal or state, tax or securities law or other law or regulation, which change occurs after the Grant Date and by its terms applies to the Option; or (b) other than in the circumstances described in clause (a) or provided in the Plan, with your consent. The foregoing notwithstanding, the Committee may, in its sole discretion, cancel the Option at any time prior to your exercise of the Option if, in the opinion of the Committee, you engage in activities contrary to the interests of the Company.
     24. Termination for Cause. For purposes of this Agreement, “Cause” means:
          (a) your continued failure to substantially perform your duties, as such duties exist at the time you enter into this Agreement or as such duties thereafter may be modified with your written consent, as an employee of the Company or any other Subsidiary (other than any such failure resulting from your incapacity due to physical or mental illness) after written demand for substantial performance is delivered by the Board specifically identifying the manner in which the Board believes you have not substantially performed your duties;
          (b) your dishonesty of a material nature that relates to the performance of your duties as an employee of the Company or any other Subsidiary or the commission by you of an act of fraud upon, or willful misconduct toward, the Company or any Subsidiary, as reasonably determined by the Board after a hearing following ten days’ notice to you of such hearing and at which hearing you will be present and have the opportunity to present your position;
          (c) your criminal conduct (other than minor infractions, traffic violations, or alleged criminal conduct for which you are entitled to indemnification with respect to such conduct under any indemnity agreement or arrangement between you and the Company) or your conviction, by a court of competent jurisdiction, of any felony (or plea of nolo contendere thereto);
          (d) a material violation by you of your duty of loyalty to the Company or any Subsidiary which results or may reasonably be expected to result in material injury to the Company or any Subsidiary;
          (e) your failure to cease any conduct reasonably determined in good faith by the Board to be detrimental to the well-being or morale, or otherwise not in the best interest, of the Company or any Subsidiary after written demand directing you to cease such conduct is delivered by the Board specifically identifying such conduct and demanding cessation thereof; or
          (f) your use of alcohol which renders you unable to perform the essential functions of your position as an employee of the Company or your illegal use of illegal or controlled drugs or other substances (provided that the use of controlled drugs or substances as prescribed by a physician shall not constitute grounds for Cause).
          Any termination of your employment by the Company for Cause shall be communicated to you in a written notice of termination which shall set forth in reasonable detail the facts and circumstances, if any, claimed to provide a basis for such termination. For purposes of this definition of Cause, the Company shall mean Lighting Science Group Corporation, a Delaware corporation, or if a Change of Control occurs and on or after the date of the Change of Control Lighting Science Group Corporation is merged, reorganized or otherwise consolidated with or into another Person, the Person surviving the merger, reorganization or consolidation.
     25. Incentive Stock Option. The portion, and only such portion, of this Option, if any, which is attributable to Option Shares which become purchasable during a calendar year, together with the portion of any other option attributable to any shares which become purchasable, pursuant to any other plan maintained by the Company pursuant to section 422 of the Code, during such calendar year which together have a Fair Market Value, as of the Grant Date in the case of Option Shares or the date of grant with respect to shares obtainable pursuant to another plan maintained by the Company pursuant to Section 422 of the Code, which exceeds $100,000, shall constitute a portion of the Option or options which shall be reclassified as options which are not Incentive Stock Options pursuant to Section 422(d) of the Code.
     26. Disqualifying Disposition. In the event that Stock acquired upon exercise of this Option is disposed of by the Optionee in a “Disqualifying Disposition,” the Optionee shall notify the Company in writing within thirty (30) days after such disposition of the date and terms of such disposition. For purposes hereof, “Disqualifying Disposition” shall mean a disposition of

Stock that is acquired upon the exercise of this Option (and that is not deemed granted pursuant to a option which is not an Incentive Stock Option under Section 25) prior to the expiration of either two (2) years from the Grant Date of this Option or one (1) year from the transfer of shares to the Optionee pursuant to the exercise of this Option.
     27. Entire Agreement. This Agreement constitutes the entire agreement between the parties concerning the grant of stock and/or options to the Optionee. If Optionee was previously offered or promised stock grants and/or options (the “prior grants”) that were never issued and/or the Optionee was previously given agreements with respect to the prior grants that were never signed, then this Agreement supersedes the prior grants and any other offers and/or promises relating to the prior grants, and this Option is granted to the Optionee in lieu of the prior grants.
* * * * * * * *

     Please indicate your acceptance of all the terms and conditions of the award and the Plan by signing and returning a copy of this Agreement. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that all parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” or other electronic format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile, “.pdf” or other electronic format signature page were an original thereof.

LIGHTING SCIENCE GROUP CORPORATION
By:
	Name:	Zachary S. Gibler
	Title:	Chief Executive Officer

ACCEPTED:

Signature of Optionee

Name of Optionee (Please Print)
Date:                               , ___

EXHIBIT A
LIGHTING SCIENCE GROUP CORPORATION
AMENDED AND RESTATED EQUITY-BASED COMPENSATION PLAN
Notice of Exercise of Option and
Record of Stock Transfer
PLEASE PRINT:
1.   TODAY’S DATE:

2.   OPTION HOLDER:
          NAME:

          MAILING ADDRESS:

SOCIAL SECURITY NUMBER:

TO: Attention:

Re:	Notice of Exercise of Option for Lighting Science Group Corporation (the “Company”) Common Stock par value $.001 per share (“Stock”) pursuant to the Lighting Science Group Corporation Amended and Restated Equity-Based Compensation Plan (the “Plan”)
I hereby exercise my option to acquire            shares of Stock, at my exercise price per share of $                                        . Enclosed is the original of my Stock Option Agreement evidencing my Option hereby exercised. Any capitalized terms not defined herein shall have the meaning set forth in the Plan.
Select and complete the appropriate payment provision from the following alternatives.
1.	My personal check in the amount of $ (the exercise price per share times the number of option shares exercised) as payment in full of the total exercise price has been attached hereto.

2.	I desire to pay the exercise price in full with shares of Stock that I currently own. Certificates representing shares of Stock of the Company, duly endorsed for transfer to the Company have been attached.

3.	I desire to pay part of the exercise price with shares of Stock that I currently own. My personal check for $ and certificates representing shares of Stock, duly endorsed for transfer to the Company have been attached hereto.
I understand that any election pursuant to Items 2-3 above is subject to approval by the Committee administering the Plan.

A-1

I hereby represent that I have previously received a Stock Option Agreement and a copy of the Plan from the Company and that I understand the terms and restrictions described herein and therein and agree to be bound by the terms of each such document.

(Signature)
Receipt of Notice Acknowledged:

Date:
Receipt of Payment in Full Acknowledged:

Date:
Receipt of Committee Approval if Election under Items 2-4.

Date:
NOTE: If exercising the stock option represented by the enclosed Stock Option Agreement to purchase less than all of the shares to which the option relates, the original agreement will be returned with an appropriate notation evidencing the shares for which the Option has been exercised.

A-2

RECEIPT
Receipt is hereby acknowledged of the delivery to me by Lighting Science Group Corporation, on the                      day of                                                              , 200__ of Stock Certificates for                      shares of Stock purchased by me pursuant to the terms and conditions of the Lighting Science Group Corporation Amended and Restated Equity-Based Compensation Plan referred to above, which shares were transferred to me on the Company’s stock record books on the                      day of                                                             , 200__.

(Signature)

A-3